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                         TRUE NORTH COMMUNICATIONS INC.
          SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 30, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of True North Communications Inc. ("True North") does hereby acknowledge receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus and does hereby constitute and appoint Bruce Mason, Donald L. Seeley and Theodore J. Theophilos, or any of them, with full power of substitution, to vote all shares of Common Stock of True North that the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Special Meeting of Stockholders of True North to be held on Tuesday, December 30, 1997 at 9:00, a.m., local time, at the Omni Chicago Hotel, Chagall Ballroom--Third Floor-- Salon A, 676 North Michigan Avenue, Chicago, Illinois, and at any adjournment or postponement thereof. This card also constitutes voting instructions by the undersigned to the trustee of the trust maintained under the True North Communications Inc. Stock Purchase Plan (the "Plan") for all shares votable by the undersigned and held of record by such trustee, if any. If there are any shares for which voting instructions are not timely received, and as respects the unallocated shares held under the Plan, the trustee will cause all such shares to be voted in the same proportion as the trustee votes shares for which timely instructions are received.
P R O X Y
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT AND THE MERGER (AS DEFINED BELOW) IN PROPOSAL 1; FOR THE SHARE ISSUANCE (AS DEFINED BELOW) IN PROPOSAL 2; FOR PROPOSAL 3 TO AMEND TRUE NORTH'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED; FOR THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 4; AND FOR PROPOSAL 5 TO APPROVE THE TRUE NORTH STOCK OPTION PLAN, AS AMENDED AND RESTATED. IF OTHER BUSINESS IS PRESENTED AT SAID SPECIAL MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES.
                                  SEE REVERSE
                                      SIDE
                                                                            2739
                                                  ----
Please mark your votes as in this example.
[X]

1. Proposal to approve the Agreement and Plan of Merger dated as of July 30, 1997 (the "Merger Agreement") among True North, Cherokee Acquisition Corporation, a wholly-owned subsidiary of True North ("CAC"), and Bozell, Jacobs, Kenyon & Eckhardt, Inc. ("Bozell"), and to approve the merger of CAC with and into Bozell (the "Merger"), all as described in detail in the accompanying Joint Proxy Statement/Prospectus:

FOR                                 AGAINST                              ABSTAIN
[_]                                   [_]                                  [_]

2. Proposal to approve the issuance of True North Common Stock (the "Share Issuance") in connection with the Merger Agreement:

FOR                                 AGAINST                              ABSTAIN
[_]                                   [_]                                  [_]

3. Proposal to amend True North's Restated Certificate of Incorporation, as amended:

FOR                                 AGAINST                              ABSTAIN
[_]                                   [_]                                  [_]

4. Proposal to elect twelve (12) directors (contingent upon consummation of the Merger): Bruce Mason, Charles D. Peebler, Jr., Richard S. Braddock, David A. Bell, Donald M. Elliman, Jr., W. Grant Gregory, Leo-Arthur Kelmenson, Richard
P. Mayer, Michael E. Murphy, J. Brendan Ryan, Stephen T. Vehslage, Ali Wambold
INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike that nominee's name from the names listed above.

FOR                                 WITHHELD
[_]                                   [_]

5. Proposal to approve the True North Stock Option Plan, as amended and restated:

FOR                                 AGAINST                              ABSTAIN
[_]                                   [_]                                  [_]


When signing the proxy, please take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing. Corporations and partnerships should sign in their full corporate or partnership names by a duly authorized person.

 Dated: _____________ , 1997
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         Signature
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 Signature if held jointly
YOU ARE URGED TO MARK, SIGN, DATE AND RETURN YOUR PROXY WITHOUT DELAY IN THE RETURN ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
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                                  Please Vote

                            Your vote is important!

                    Please mark, sign, date and return your
                              proxy without delay